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                                                                    Exhibit 23.2


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated March 28, 1997 accompanying the consolidated financial statements of Blyth Industries, Inc. and Subsidiaries appearing in the 1997 Annual Report to Shareholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended January 31, 1997, which are incorporated by reference into this Post-Effective Amendment No. 1 to Registration Statement on Form S-3. We consent to the use and the incorporation by reference into this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-26083) and the Registration Statement on Form S-8 (No. 33-91954) of the aforementioned reports, and to the use of our name as it appears under the caption "Experts" in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3.



                                        /s/ Grant Thornton LLP
                                        -------------------------
                                        GRANT THORNTON LLP

Chicago, Illinois
October 6, 1997